UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 29, 2014 the Company’s wholly owned subsidiary, GreenHunter Water, LLC sold (i) a saltwater disposal well and associated equipment located in Karnes County, Texas and (ii) certain real property located in Karnes County, Texas pursuant to an Asset Purchase Agreement with Sable Environmental SWD 5, LLC. The Kenedy Hunter SWD Well and the Coy City Hunter real property was sold for total consideration of Three Million Eight Hundred Seventy Five Thousand Dollars ($3,875,000). The Company received $1,000,000 cash at closing and received a note for the balance of the purchase price at an interest rate of 10% per annum. The note matures on January 31, 2016. The Asset Purchase Agreement is incorporated herein by reference and is attached hereto as Exhibit 10.1. The Company’s press release dated February 3, 2014 is incorporated herein by reference and is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: February 4, 2014	By:	/s/ Morgan F. Johnston
Sr. Vice President, General Counsel
and Secretary

Exhibit Number	Exhibit Title

10.1	Asset Purchase Agreement by and among GreenHunter Water, LLC, Kenedy Hunter LLC, Coy City Hunter LLC and Sable Environmental SWD 5, LLC dated January 29, 2014

99.1	Press Release dated February 3, 2014